Consent of Independent Registered Public Accounting Firm

We  consent  to the  reference  to  our  firm  under  the  caption  "Independent
Registered Public Accounting Firm" in the Supplement to the Statement of Additional Information and to the use of our reports: (1) dated March 28, 2008, with respect to the statutory-basis financial statements and schedules of Transamerica Occidental Life Insurance Company, (2) dated March 28, 2008, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company, (3) dated August 5, 2008, with respect to the statutory-basis financial statements and schedules of Life Investors Insurance Company of America and (4) dated March 31, 2008, with respect to the financial statements of the subaccounts of Transamerica Occidental Life
Insurance Company Separate Account VUL-2 (now known as Transamerica Life Insurance Company Separate Account VUL-2), which are available for investment by contract owners of the Transamerica Lineage variable life policy, included in Amendment No. 3 to the Registration Statement (Form N-6 No. 811-08997) under the Investment Company Act of 1940 and related Supplement to the Statement of Additional Information of Transamerica Lineage.

                              /s/ Ernst & Young LLP
Des Moines, Iowa
September 26, 2008